LONG TERM SUPPLY AGREEMENT

                                     BETWEEN

                           WILSEY-HOLSUM FOODS L.L.C.

                                       AND

                           HARVEST STATES COOPERATIVES

                                 AUGUST 30, 1996


                                TABLE OF CONTENTS

 RECITALS...................................................................  1

 1.  PRODUCTS; SPECIFICATIONS ..............................................  2

 2.  MINIMUM QUANTITY REQUIREMENT...........................................  3

 3.  OPTIONAL QUANTITY; RIGHT OF FIRST REFUSAL .............................  5

 4.  QUANTITY DEFICIENCIES .................................................  7

 5.  VOLUME FORECASTS.......................................................  11

 6.  TERM; TERMINATION......................................................  11

 7.  MINIMUM QUANTITY PRICE.................................................  13

      Definitions: .........................................................  13

 8.  WESTERN CASH CRUDE BASIS...............................................  14

 9.  ADJUSTMENT OF REFINING PREMIUMS........................................  16

 10. ADJUSTMENT OF REFINING LOSS............................................  17

 11. PURCHASE ORDERS: TERMS OF PAYMENT; DELIVERY............................  17
     a) Terms of Payment....................................................  17
     b) Delivery............................................................  18

 12. RISK OF LOSS  .........................................................  18

 13. QUALITY; QUALITY CONTROL; QUALITY RESPONSIBILITIES.....................  18
     a) Quality.............................................................  19
     b) Quality Control.....................................................  19
     c) Quality Responsibilities............................................  19

 14. INSPECTIONS............................................................  19

 15. NON-SPECIFICATION PRODUCTS.............................................  20
     a) Rejection; Replacement..............................................  20
     b) Reworking...........................................................  21

 16. MODIFICATIONS TO SPECIFICATIONS; NEW PRODUCTS..........................  21

 17. FOREIGN OIL............................................................  24

 18. CUSTOMER OIL PURCHASING OPERATIONS.....................................  24

 19. SCOPE OF THIS AGREEMENT................................................  25

 20. EDIBLE OIL PURCHASES BY CUSTOMER AFTER SEVENTH CONTRACT
     YEAR...................................................................  25

 21. MATERIAL ADVERSE EFFECT................................................  27

 22. INDEMNIFICATION BY SUPPLIER............................................  29

 23. INDEMNIFICATION BY CUSTOMER............................................  30

 24. INDEMNIFICATION PROCEDURES.............................................  32

 25. INSURANCE..............................................................  34

 26. TRADEMARKS AND TRADE NAMES.............................................  35

 27. CONFIDENTIAL INFORMATION...............................................  35

 28. RELATIONSHIP OF PARTIES................................................  37

 28. FORCE MAJEURE..........................................................  37

 30. GOVERNING LAW..........................................................  37

 31. ARBITRATION OF REFINING PREMIUM ADJUSTMENTS............................  38

 32. GENERAL DISPUTE RESOLUTION PROVISIONS..................................  39

 33. SEVERABILITY...........................................................  46

 34. ASSIGNMENTS............................................................  46

 35. NOTICES................................................................  47

 36. ENTIRE AGREEMENT.......................................................  47


                                                                    Draft 8/8/96

                                                              ____________, 1996

                           LONG TERM SUPPLY AGREEMENT

         This Agreement is made and entered into this 30th day of August, 1996, between WILSEY-HOLSUM FOODS, L.L.C., a Delaware limited liability company ("Customer") and HARVEST STATES COOPERATIVES, a Minnesota corporation ("Supplier").

                                    RECITALS

         Pursuant to a Joint Venture Agreement dated August _, 1996 ("Joint Venture Agreement") between WILSEY FOODS, INC. ("Wilsey") and Supplier, Wilsey has this date transferred to Customer substantially all of its assets and liabilities and Supplier has transferred to Customer substantially all of the assets of its Holsum Foods Division and certain liabilities more particularly described in the Joint Venture Agreement. As a result of the transaction, Wilsey is a sixty (60%) percent owner of Customer and Supplier is a forty (40%) percent owner of Customer. Wilsey and Supplier have entered into a Limited Liability Company Agreement ("LLC Agreement") under the terms of which Customer is governed by a Members Committee comprised of an equal number of representatives of Wilsey and Supplier. It is a condition to the obligations of both Wilsey and Supplier under the Joint Venture Agreement that this Agreement be entered into by said parties at the closing of the transactions contemplated by the Joint Venture Agreement. All references herein to Exhibits, Schedules and Paragraphs are to the exhibits and schedules attached to this Agreement and to the Paragraphs of this Agreement.

                                     * * *

1. PRODUCTS; SPECIFICATIONS. The products to be sold by Supplier to Customer under this Agreement shall be as follows:

         a) Soybean Salad Oil;
         b) Hydrogenated Soybean Oil 100 I.V. and below;
         c) Hydrogenated Soybean Oil above 100 I.V; and
         d) subject to Paragraph 16, any other edible oils which Supplier may hereafter refine during the term of this Agreement.

         All of the products described in a) through d) above are hereinafter collectively referred to as the "Products". The specifications for the Products described in a) through c) above are attached hereto as Exhibit A. Such specifications, together with the specifications of any new Products referred to in d) above, are hereinafter collectively referred to as the "Specifications".


         2. MINIMUM QUANTITY REQUIREMENT. Subject to Paragraphs 4 and 7, Supplier shall be obligated to sell to Customer and Customer shall be obligated to purchase from Supplier, pursuant to the terms and conditions of this Agreement, but only out of and subject to Customer's "Requirements", as defined below, for each calendar year during the term of this Agreement ("Contract Year"), the greater of (i) 430,000,000 pounds of Products, or (ii) fifty (50%) percent of such Requirements, provided that if Customer's Requirements for any Contract Year shall be less than 430,000,000 pounds of Products, then Customer shall be obligated to purchase from Supplier 100% of Customer's Requirements for Products during such Contract Year. The amount of Products described in the preceding sentence of this Paragraph 2 is hereinafter referred to as the "Minimum Quantity." The obligations of Supplier and Customer pursuant to this Paragraph 2 are subject to the following:

                  a) The term "Requirements" as used herein means Customer's requirements for Products which it shall satisfy through purchases from outside suppliers, including Supplier, but shall not include that portion, if any, of Customer's requirements for Products which Customer shall satisfy internally from its Lou Ana Foods facility at Opelousas, Louisiana.

                  b) Of the total annual purchases of Products by Customer within the Minimum Quantity, not less than (***) percent shall be (***).

(***) Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

                  c) Supplier's obligation to sell the Minimum Quantity to Customer is absolute and subject to no conditions or qualifications, except for Force Majeure as provided in Paragraph 29. If Supplier, for any reason whatsoever, shall lack the capacity or otherwise be unable to deliver the Minimum Quantity to Customer in the quarterly quantities set forth in the Volume Forecasts provided for in Paragraph 5 and by the requested shipment dates as provided in Paragraph 11, or if Supplier in its discretion shall so elect, Supplier shall be obligated, subject to said Force Majeure provision, to purchase on the open market in the United States for delivery to Customer the Products necessary to satisfy Supplier's obligation to sell to Customer the Minimum Quantity in the quantities requested by Customer pursuant to Paragraphs 5 and 11 and at the price and otherwise on the terms and conditions provided in this Agreement.

          3. OPTIONAL QUANTITY; RIGHT OF FIRST REFUSAL. For and during each of the first seven (7) Contract Years of this Agreement, Supplier shall have the right of first refusal to sell to Customer and Customer shall be obligated to purchase from Supplier, to the extent such right of first refusal is exercised, an amount of liquid or hydrogenated soybean oil (of any kind) equal to (***) during each of said Contract Years, less the Minimum Quantity ("Optional Quantity"). Subject to Paragraph 5, during each such Contract Year, Customer shall, at such times as Customer in its sole discretion shall deem appropriate, and regardless of whether or not Customer's obligation to purchase the Minimum Quantity for any Contract Year shall have then been satisfied, disclose to Supplier the type, quantity, shipment date, payment terms and delivered price of such soybean oil which Customer is prepared to purchase from a third party, identifying the third party, and shall offer to purchase the same type and quantity of such soybean oil from Supplier for the same delivered price to the relevant Customer Plant and otherwise on the same terms and conditions offered by such third party. Such offer by Customer (the "Offer") may be made orally and need not be in writing. Supplier shall advise Customer, not later than 11:00 A.M., Los Angeles time, on the next trading day of the Chicago Board of Trade after the day upon which such Offer is made, whether Supplier accepts or rejects such Offer. If Supplier shall fail to advise Customer that it accepts any such Offer within the time specified in the preceding sentence, such Offer shall be deemed to have been rejected by Supplier and the obligation of Customer to grant Supplier a right of first refusal under this Paragraph 3 shall be thereby deemed to have been satisfied with respect to the number of pounds of soybean oil stipulated in such Offer. If Supplier shall reject any such Offer within the time set forth above, Customer shall have the right to purchase the type and quantity of soybean oil described in such Offer to Supplier from the third party source identified in such Offer (or from any other source) but only for the same (or a lower) delivered price to the relevant Customer facility and otherwise on the same terms and conditions set forth in such Offer to Supplier, or on terms and conditions not more favorable to the third party supplier than those set forth in such Offer to Supplier. Complete information relating to any such purchase from a third party source shall be furnished to Supplier upon request. Such information shall be limited to information relating to Customer's purchases of refined soybean oil from third parties after Customer shall have previously offered to purchase such soybean oil from Supplier pursuant to Supplier's right of first refusal granted by this Paragraph 3. The purpose of such information right is to permit Supplier to confirm Customer's compliance with the provisions of this Paragraph 3. Otherwise, Supplier shall have no right to any information concerning prices paid by Customer to other suppliers of refined soybean oil, in any particular or specific transaction, except as provided in Paragraph 4.


(***) Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.


         4. QUANTITY DEFICIENCIES. If, during any Contract Year, Customer shall, for any reason whatsoever (other than a "Supplier Deficiency", as defined below), fail to purchase from Supplier the Minimum Quantity for such Contract Year, as provided in Paragraph 2, the difference between the Minimum Quantity and the amount of Products actually purchased during such Contract Year shall be deemed the "Minimum Quantity Deficiency". If, during any Contract Year, Customer shall, for any reason whatsoever, other than a Supplier Deficiency, fail to offer to purchase from Supplier the Optional Quantity for such Contract Year, as provided in Paragraph 3, the difference between the Optional Quantity and the amount of Products which Customer shall have actually offered to purchase during such Contract Year shall be deemed the "Optional Quantity Deficiency". The sum of the Minimum Quantity Deficiency, if any, and the Optional Quantity Deficiency, if any, for any Contract Year, shall be deemed the "Quantity Deficiency" for such Contract Year.

         In the event of a Quantity Deficiency for any Contract Year ("Deficiency Contract Year") and absent a Supplier Deficiency during the Deficiency Contract Year, anything herein above to the contrary notwithstanding, Customer shall be obligated, during the next succeeding Contract Year ("Succeeding Contract Year"), to offer to purchase all of its Requirements for Products from Supplier until its purchases of Products, in pounds, equal the Quantity Deficiency attributable to the Deficiency Contract Year. The purchase price of Products so purchased in order to satisfy any such Quantity Deficiency shall be determined in the same manner that the purchase price of the Minimum Quantity of Products is determined pursuant to Paragraphs 7 and 8, notwithstanding that the Quantity Deficiency may include an Optional Quantity Deficiency. The purchase by Customer of Products during the Succeeding Contract Year, for the purpose of satisfying a Quantity Deficiency attributable to the preceding Deficiency Contract Year, shall not be counted toward Customer's obligation to purchase the Minimum Quantity of Products during the Succeeding Contract Year, provided, however, that Supplier shall not be obligated to sell to Customer more than the Minimum Quantity of Products in the Succeeding Contract Year nor any other Contract Year, except to the extent Supplier shall have accepted Offers to sell to Customer all or part of the Optional Quantity, pursuant to Paragraph 3. If Customer shall offer to purchase Products from Supplier in a Succeeding Contract Year for the purpose of satisfying a Quantity Deficiency from the preceding Deficiency Contract Year and Supplier shall, for any reason, decline to accept such Offer or Offers, then Customer's obligation to satisfy such Quantity Deficiency shall be deemed satisfied.

         For purposes of this Paragraph 4, a "Supplier Deficiency" means the inability of Supplier, for any reason whatsoever (including Force Majeure and regardless of whether the cause thereof constitutes a breach by Supplier of its obligations under this Agreement) to ship any Product timely ordered by Customer on or before the shipment date stipulated in Customer's purchase order, in accordance with the provisions of Paragraph 11.

         If a Quantity Deficiency shall occur and shall not be caused, in whole or in part, by a Supplier Deficiency, such Quantity Deficiency shall not constitute a breach of this Agreement by Customer, so long as the same is satisfied in the Succeeding Year by Customer as provided above. If a Supplier Deficiency shall occur, the same shall not constitute a breach of this Agreement by Supplier if excused by Force Majeure, as provided in Paragraph 29. If a Supplier Deficiency constitutes a breach by Supplier of its obligations under this Agreement, Customer may terminate this Agreement if such Supplier Deficiency shall continue for more than ninety (90) days and, provided further that, regardless of the cause of such Supplier Deficiency (including Force Majeure), if the same shall continue for more than three hundred and sixty-five
(365) days, Customer may terminate this Agreement. Any such termination of this Agreement by Customer shall be upon thirty (30) days prior written notice to Supplier. The termination of this Agreement by Customer, as provided above, shall not be the exclusive remedy by Customer and Customer shall have, in addition, such other remedies as shall be afforded by law or equity.

         For so long as any Supplier Deficiency shall continue, regardless of its cause, Customer shall have the right to purchase Products from other suppliers. If, during any Contract Year, there shall exist one or more Supplier Deficiencies, regardless of their cause or causes, then, the provisions of this Agreement shall continue to apply during such Supplier Deficiencies and Customer shall be obligated to purchase the Minimum Quantity and to offer to purchase the Optional Quantity for such Contract Year, failing which Quantity Deficiencies shall arise, as provided above and with the same effect as in all other cases except that:

                  a) The number of pounds of Products purchased by Customer from other suppliers during all such Supplier Deficiencies shall firstly be counted toward Customer's obligation to purchase the Minimum Quantity for the Contract Year during which such Supplier Deficiencies shall exist; and

                  b) The number of pounds of Products purchased by Customer from other suppliers during all such Supplier Deficiencies shall secondly be counted toward Customer's obligation to offer to purchase the Optional Quantity for the Contract Year during which such Supplier Deficiencies shall exist, as if Customer shall have made Offers, pursuant to Paragraph 3, with respect to all such Products so purchased from such other suppliers in excess of the amount described in (a) above and as if all such Offers shall have been rejected. Customer shall have no obligation actually to make any such Offers to Supplier during the existence of a Supplier Deficiency. Information relating to such purchases of Products from other suppliers shall be furnished by Customer to Supplier upon request, subject to the same limitations provided in Paragraph 3 with respect to information relating to purchases of soybean oil from third parties.

         5. VOLUME FORECASTS. Within thirty (30) days prior to (i) the commencement of the first Contract Year under this Agreement and (ii) March 31, June 30, September 30 and December 31 of each Contract Year thereafter, Customer shall furnish Supplier with its Volume Forecast for the ninety (90) day period commencing on the first day of the next succeeding month ("Quarter"). Each such Volume Forecast shall be in writing and shall contain Customer's non-binding estimate of (a) the number of pounds of Products out of the Minimum Quantity provided for in Paragraph 2 which Customer expects to purchase from Supplier during such Quarter, and (b) the number of pounds of soybean oil out of the Optional Quantity provided for in Paragraph 3 which Customer expects to offer to purchase from Supplier during such Quarter.

         6. TERM; TERMINATION. The term of this Agreement shall commence on January 1, 1997 (the "Commencement Date") and shall expire upon the later of December 31, 2011 or the date upon which Supplier shall cease to own at least twenty-five and one-half (25.5%) percent of the total outstanding equity of Customer. This Agreement may be sooner terminated:

                  (a) By Customer in the event of a Supplier Deficiency constituting a breach of this Agreement and continuing for more than ninety (90) days, as provided in Paragraph 4;

                  (b) By Customer in the event of a Supplier Deficiency not constituting a breach of this Agreement and continuing for more than five hundred and forty (540) days, as provided in Paragraph 4;

                  (c) By Customer in the event of a material breach by Supplier of its obligations under this Agreement (other than as provided in (a) above) but only if such breach is not cured by Supplier within thirty (30) days after notice thereof by Customer to Supplier; and

                  (d) By Supplier in the event of a material breach by Customer of its obligations under this Agreement, including but not limited to its obligation to timely pay to Supplier the price of Products, but only if such breach is not cured by Customer within thirty (30) days after notice thereof by Supplier to Customer.


         7. MINIMUM QUANTITY PRICE. Subject to Paragraphs 8 and 9, the price per pound of Products for the Minimum Quantity of Products shall be F.O.B. "Supplier's Plant", as defined below, and shall be determined in accordance with the following formula:

         Price                  =    Western Cash Crude + Refining Premium + or
                                     (-) Refining Loss.

         Definitions:


          "Supplier's Plant"    =    the manufacturing facility of Supplier at
                                     which the Products are manufactured or, if the Products are purchased by Supplier on the open market in the United States, as provided in Paragraph 2(c), Supplier's manufacturing facility at Mankato,
                                     Minnesota.

          "Western Cash
          Crude"                =    CBOT + or (-) Western Cash Basis.

          "CBOT"                =    Price per pound of Product quoted by the
                                     Chicago Board of Trade for delivery in the month during which product is to be shipped by Supplier to Customer.

          "Western Cash         =    A premium over or a discount per pound from
          Crude Basis"               CBOT, to be negotiated between Supplier and
                                     Customer on or before the date of shipment of the Product.

          "Refining Premium"    =    (i) for Soybean Salad Oil (***) per lb.

                                     (ii) for Hydrogenated Soybean Oil 100
                                     I.V. and below, (***) per lb.

                                     (iii) for Hydrogenated Soybean Oil above
                                     100 I.V., (***) per lb.

                                      The above Refining Premiums are applicable only if Western Cash Crude is (***) per pound and are subject to adjustment for amounts by which Western Cash Crude is more or less than (***) per pound, as provided under "Refining Loss."

          "Refining Loss"       =     (***) multiplied by each cent (or fraction
                                      thereof) by which Western Cash Crude
                                      exceeds or is less than (***) per pound.

In the above formula, Refining Loss is added to the sum of Western Cash Crude and the Refining Premium if Western Cash Crude exceeds (***) per pound but is subtracted from such sum if Western Cash Crude is less than such sum. If Western Cash Crude is exactly (***) per pound, then the Refining Loss is (***) because at (***) Western Cash Crude the refining factor is already included in the Refining Premium. To illustrate the above formula, assume that the CBOT of Soybean Salad Oil is (***) and that the agreed Western Cash Crude Basis is a negative (***). In such a case, the Western Cash Crude would be (***), the Refining Premium would be (***) and the Refining Loss would be (***). The price would be (***).



(***) Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.



         8. WESTERN CASH CRUDE BASIS. It is the intention of the parties that, in each transaction under this Agreement relating to the Minimum Quantity, the agreed Western Cash Crude Basis shall reflect then applicable market prices for Western Crude Soybean Oil. In the event that the parties, in any particular case, shall fail to agree on the applicable Western Cash Crude Basis, then Customer shall be entitled to purchase, for account of Supplier, the Western Crude Soybean Oil in question through brokers at quoted prices relating to sources of Crude Soybean oil at one of the following prime Western locations:
(***), provided that the purchase price of such Western Crude Soybean Oil, F.O.B. point of purchase, shall be less than the Western Cash Crude demanded by Supplier. In such case, the purchase price to Customer of the Western Crude Soybean Oil, F.O.B. point of purchase, shall be deemed to be the Western Cash Crude for purposes of determining the price of the Products payable to Supplier by Customer pursuant to the formula set forth in Paragraph 7 above and with respect to which the parties shall have disagreed concerning the Western Cash Crude Basis component. Supplier shall be obligated to take delivery of the Western Crude Soybean Oil so purchased. The freight costs so incurred shall be paid by Supplier. The price payable by Customer to Supplier for the Products, with respect to which such Western Crude Soybean Oil shall be a raw material, shall be determined in accordance with the formula provided in Paragraph 7 above, except that "Western Cash Crude" shall mean the price of the Western Crude Soybean Oil so purchased from third parties, F.O.B. point of purchase. Supplier shall reimburse Customer for the cost of such Western Crude Soybean Oil, plus freight from point of purchase to Supplier's Plant, upon invoice from Customer. Customer shall furnish Supplier with copies of all purchase orders and other documentation reasonably necessary to evidence the purchase price of such Western Crude Soybean Oil from other suppliers.



(***) Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.


         9. ADJUSTMENT OF (***). The parties shall annually renegotiate all (***) stipulated in this Agreement and all (***) applicable to each new Product as provided in Paragraph 16. Such negotiations shall commence within ninety (90) days prior to each anniversary of the Commencement Date (the "Negotiation Period"). The (***) shall be renegotiated for the purpose of adjusting them, as nearly as practicable, to (***) which would, as of the adjustment date, be available to Customer from competitive alternative sources in the marketplace ("Market Standard"). If the parties shall fail to agree on the Market Standard and the resulting adjustment to the (***) within sixty (60) days after the beginning of the Negotiation Period, the disagreement may be referred to mediation by either party within ten (10) days after the expiration of said sixty (60) day period. If either party shall so refer the matter to mediation, the other party shall be obligated to participate in the mediation. If no settlement of the disagreement is reached through mediation within thirty (30) days after the end of said sixty (60) day period, the disagreement shall be referred to binding arbitration as provided in Paragraph 31.

         For purposes hereof, "mediation" shall consist of the designation by the parties of a professional mediator whose fees and expenses shall be equally borne by the parties. Any settlement recommended or negotiated by the mediator must be acceptable to both parties in order to be binding upon them.


(***) Denotes confidential information that has been omitted from the exhibit and filed separately, accompanied by a confidential treatment request, with the Securities Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.


         10. ADJUSTMENT OF REFINING LOSS. There shall be no adjustment to the Refinery Loss during the term of this Agreement unless and until Subsection C (Adjustments for Loss) of Section 3 (Settlements for Crude Soybean Oil) of Rule 102 (Grade, Quality, Settlements of Crude Soybean Oil and Referee Chemists) promulgated by the National Oilseed Processors Association shall be amended to provide for payment by "Shipper" to "Consignee" for more or less than "each 1.0% loss above 5.0% calculated on the official net weight crude."In the event of any such change, the Refining Loss shall be proportionately adjusted, upward or downward, to reflect such change as of the date of such change.

         11. PURCHASE ORDERS; TERMS OF PAYMENT; DELIVERY.

                  a) Terms of Payment. Purchase orders for Products shall be in writing and received by Supplier at least five (5) days in advance of the requested shipment date. All Products ordered by Customer hereunder shall be invoiced by Supplier to Customer as of the date of shipment. Terms of payment shall be net cash 30 days from date of invoice.

                  b) Delivery. Although the price of the Minimum Quantity of Products is F.O.B. Supplier's Plant, as provided in Paragraph 7, the delivery of such Products and of Products comprising the Optional Quantity, as provided in Paragraph 3, shall be deemed to have occurred, for all purposes of this Agreement, when the Products are unloaded from the carrier at the facility of Customer to which shipment is made ("Customer's Plant"). Notice of delivery shall be promptly furnished Supplier. Shipping, transportation and delivery charges shall be paid by Customer and included in the invoices to Customer to the extent incurred or advanced by Supplier.

         12. RISK OF LOSS. Supplier shall bear the risk of loss or damage to Products until the Products are delivered pursuant to Customer's instructions, to Customer's Plant. Customer shall bear the risk of loss or damage to Products after the same shall have been delivered by the carrier to Customer's Plant.

         13. QUALITY; QUALITY CONTROL; QUALITY RESPONSIBILITIES.

                  a) Quality. All Products shall be manufactured, processed and packaged by Supplier under this Agreement in accordance with the Specifications, which have been prepared by Customer. Products shall (i) not be short in weight, adulterated, misbranded, mispackaged or mislabeled within the meaning of applicable federal, state or local food and drug laws and regulations, and (ii) be merchantable, of good quality and fit for the purpose intended.

                  b) Quality Control. In connection with the manufacture and refining of Products under this Agreement, Supplier shall comply with the quality standards and procedures set forth in the Specifications. Supplier shall conduct periodic ingredient and process tests as set forth in the Specifications and shall reject any ingredients or process which do not conform to the standards set forth in the Specifications.

                  c) Quality Responsibilities. Supplier's responsibility to Customer for the quality of Products sold by Supplier to Customer under this Agreement shall be limited to its obligations set forth in Subparagraphs (a) and
(b) of this Paragraph 13. Anything herein to the contrary notwithstanding, Supplier shall have no responsibility to Customer for the adequacy of the Specifications.

         14. INSPECTIONS. Customer shall have the right to have representatives of Customer enter any Supplier's Plant for the purpose of observing, in behalf of Customer, all aspects of Supplier's manufacturing techniques, quality control, sanitation procedures and testing procedures. Supplier shall maintain and make available to such representatives all records of chemical, physical and microbiological tests of raw materials and ingredients used in the manufacture of Products. Such representatives shall also be permitted to inspect Products after manufacture and prior to delivery to Customer, provided that such inspections shall not delay or in any manner interfere with Supplier's production or delivery schedules.

         15. NON-SPECIFICATION PRODUCTS. The term "Non-Specification Product" shall mean any Product which is not manufactured and refined in accordance with the Specifications.

                  a) Rejection; Replacement. Customer shall have the right to reject any Non-Specification Products prior to their being delivered to Customer's Plant or within three (3) business days thereafter. Rejection shall be made by written notice to Supplier, stating in reasonable detail the reasons for such rejection. Non-Specification Products so rejected after delivery may be returned by Customer to Supplier at Supplier's Plant and within 10 days after written request by Customer, Supplier shall refund the purchase price of rejected Non-Specification Products. If Customer elects to return the rejected Non-Specification Products, Supplier shall reimburse Customer for all reasonable shipping and handling costs incurred thereby. If Customer shall return rejected Non-Specification Products, other than the obligation to reimburse Customer for any such shipping and handling costs, Supplier shall replace same with Products which meet the Specifications ("Replacement Products") at Supplier's sole cost and expense.

                  b) Reworking. Supplier shall not use or rework for Customer's account any Non-Specification Products into Replacement Products unless such Replacement Products meet the Specifications.

         16. MODIFICATIONS TO SPECIFICATIONS; NEW PRODUCTS. The Specifications for the Products described in Paragraph 1 and attached hereto as Exhibit A have been prepared by Customer and may be changed by Customer, in its discretion, at any time and from time to time, by ten (10) business days prior written notice to Supplier, in which event, the Specifications, so changed, shall thereafter be deemed to be the "Specifications" for all purposes of this Agreement, provided that Customer and Supplier shall first agree upon the Refinery Premium applicable to such changed Specifications. If Supplier shall, during the term of this Agreement, manufacture or refine edible oils other than those described in Paragraph 1 and Exhibit A ("New Products"), then such New Products shall be deemed to be "Products" for all purposes of this Agreement, provided that:

                  a) Customer and Supplier shall agree on the specifications for such New Products, in which case such specifications shall be deemed part of the "Specifications" for all purposes of this Agreement; and

                  b) Customer and Supplier shall agree upon the Refinery Premium applicable to each such New Product.

         Unless and until Customer and Supplier agree upon the Refinery Premium applicable to changed Specifications for Products subject to this Agreement, the change in Specifications shall not become effective, in which case the Product, if manufactured by another supplier in accordance with such changed Specifications, shall not be deemed a "Product" under this Agreement and Customer shall be entitled to purchase same from other suppliers without any limitation imposed by this Agreement. Unless and until Customer and Supplier agree upon the specifications for New Products and the Refinery Premium applicable to such New Products, such New Products shall not be deemed "Products" for purposes of this Agreement and Customer shall be entitled to purchase such New Products from other suppliers without any limitation imposed by this Agreement.

         Notwithstanding anything to the contrary in Paragraphs 2, 3 or elsewhere in this Agreement, Customer's obligation to purchase from Supplier the "Minimum Quantity" as defined in Paragraph 2 shall apply only to the Products specifically described in subparagraphs (a), (b) and (c) of Paragraph 1 and in Exhibit A and shall not apply to any New Products. Instead, with respect to New Products, Supplier shall be obligated to sell to Customer and Customer shall be obligated to purchase from Supplier, fifty (50%) percent of Customer's "Requirements" (as such term is defined in Paragraph 2(a)) for any New Product during each full Contract Year during the term of this Agreement after the Contract Year during which such New Product is first deemed a "Product" hereunder as provided above and continuing for each Contract Year thereafter. Such obligation shall be in addition to the obligations of the parties to purchase and sell the Minimum Quantity of the Products specified in subparagraph
(a), (b) and (c) of Paragraph 2. Any deficiency in the quantity of New Products actually purchased by Customer during any Contract Year below the 50% annual obligation stated above, shall be deemed a Quantity Deficiency within the meaning of Paragraph 4 and shall be satisfied in the manner provided in Paragraph 4 in the case of Quantity Deficiencies.

         17. FOREIGN OIL. Anything herein above to the contrary notwithstanding, if at any time during the term of this Agreement, the delivered purchase price of crude soybean oil from a source outside the United States to the Supplier's Plant nearest such foreign source shall be less than the lowest purchase price of Western Crude Soybean Oil delivered to the same Supplies Plant from any of the prime Western locations in the United States listed in Paragraph 8, such foreign delivered purchase price shall be deemed to be the Western Cash Crude for purposes of determining the price of the Minimum Quantity Products payable to Supplier by Customer pursuant to the formula set forth in Paragraph 7; or if, at any time during the term of this Agreement, the delivered price of refined soybean oil, i.e. "Products", from a source outside the United States to a Customer Plant ordering such Products shall be less than the price of such Products determined in accordance with the formula stipulated in Paragraph 7 (except that such price shall include freight to such Customer Plant),then the price of such Products shall be such delivered price from such foreign source, notwithstanding the provisions of said Paragraph 7.

         18. CUSTOMER OIL PURCHASING OPERATIONS. Customer shall have the sole and exclusive authority over all its purchases of vegetable oil and other raw materials. All such purchasing shall be conducted and the execution of all purchase orders shall be made from Customer's offices in the City of Industry, California and/or such other locations as Customer shall in its discretion elect.

         19. SCOPE OF THIS AGREEMENT. This Agreement shall apply only to the sale by Supplier and the purchase by Customer of the Minimum Quantity of Products as provided in Paragraph 2, the Optional Quantity of Products as provided in Paragraph 3 and 50% of Customer's annual Requirements for any New Products, as provided in Paragraph 16. Otherwise, Customer shall have the right to purchase any and all other vegetable oils and other commodities from any other sources, without any rights of first refusal in favor of Supplier being applicable thereto, and for such prices and on such terms and conditions as Customer shall in its sole discretion elect.

         20. EDIBLE OIL PURCHASES BY CUSTOMER AFTER SEVENTH CONTRACT
YEAR. Under the provisions of Paragraph 3, the right of first refusal of Supplier to sell liquid and hydrogenated soybean oil to Customer in excess of the Minimum Quantity of Products will expire after the seventh Contract Year of this Agreement, i.e. December 31, 2003 (the "Rights Expiration Date"). If, on or before the Rights Expiration Date, Wilsey shall have given notice to Supplier to the effect that one or more of its affiliates ("Wilsey Affiliate") have entered into, or plans to enter into, the business of crushing soybeans and/or refining soybean oil or other vegetable oils or other raw materials purchased by Customer, including but not limited to "Products" then subject to this Agreement ("Raw Materials"),then the purchase of Raw Materials by Customer (but only to the extent in excess of the Minimum Quantity of Products required to be purchased from Supplier under this Agreement) shall be allocated between purchases from Supplier and purchases from any such Wilsey Affiliate (and if there should be more than one Wilsey Affiliate, all Wilsey Affiliates shall be treated in the aggregate as one for this purpose ), in proportion to the then respective equity ownership interests of Wilsey and Supplier in Customer and otherwise on such terms and conditions as shall be fair and equitable to Customer, Supplier and such Wilsey Affiliate or Affiliates. For purposes of this Paragraph 20, the term "Affiliate" means any entity which controls Wilsey or is controlled by Wilsey or which is under common control with Wilsey.

         If, on or before the Rights Expiration Date, Wilsey shall not have given notice to Supplier that a Wilsey Affiliate has entered into or plans to enter into the business of crushing, refining, manufacturing or otherwise producing Raw Materials, then, upon timely request of Supplier, Customer and Supplier shall, during the six months prior to the Rights Expiration Date, enter into negotiations relating to one or more new rights of first refusal on the part of Supplier to sell to Customer additional amounts of Products, as then defined under this Agreement, in excess of the Minimum Quantity, provided that neither Customer nor Supplier shall be obligated to agree to any such additional rights of first refusal.

         21. MATERIAL ADVERSE EFFECT. If, at any time during the term of this Agreement, either Customer or Supplier shall claim, in written notice to the other, that economic, business or other conditions have changed since the Commencement Date, with the result that the continuation of this Agreement would have a material adverse effect upon its financial condition, business operations, business prospects or business opportunities ("Material Adverse Effect"), then the parties shall be obligated to negotiate in good faith in an attempt to agree upon an amendment to this Agreement which will eliminate or substantially reduce such claimed Material Adverse Effect. If, within 90 days after the date of such notice, the issue shall not have been resolved to the satisfaction of both parties, then the party claiming a Material Adverse Effect may apply to CPR (as defined in Paragraph 32) for arbitration of the dispute in accordance with the CPR Rules (as defined in Paragraph 32) and otherwise in accordance with the arbitration rules and procedures provided for in Paragraph 32 in the case of other disputes under this Agreement except that Subparagraph(a) of Paragraph 32 (informal dispute resolution) and Subparagraph
(b) of Paragraph 32 (mediation) shall not apply, nor shall the seventy-five (75) day waiting period in the first sentence of Subparagraph (c) of Paragraph 32 apply. The arbitration proceedings shall commence upon referral of the dispute to arbitration by either party after the expiration of the 90 day period referred to above. In any such case, the sole issue to be determined by the arbitrator shall be whether or not a Material Adverse Effect exists and to determine with reasonable specificity the nature and extent thereof. The arbitrator shall not have the authority to require any amendment to this Agreement. If, the arbitrator shall determine that a Material Adverse Effect exists, then the parties shall again negotiate in good faith in an attempt to agree upon an amendment to this Agreement which will eliminate or substantially reduce the Material Adverse Effect, as the same shall have been determined by the arbitrator. Neither party shall be under any obligation to agree upon any such amendment but only to negotiate in good faith. If, within 90 days after the agreement of both parties that a Material Adverse Effect exists or the arbitrator's decision to that effect, the parties shall not have executed an amendment to this Agreement satisfactory to the party who referred to matter to arbitration, then said party may, within 30 days after the expiration of said 90 day period, if said Material Adverse Effect shall then be continuing, by written notice to the other party, suspend the effectiveness of this Agreement for so long as the said Material Adverse Effect shall continue. Absent the agreement of both parties that a Material Adverse Effect exists or a decision of an arbitrator to that effect, as set forth above, this Agreement shall continue unsuspended and in full force and effect in all of its parts and clauses. If the other party shall, at the time of said suspension notice or at any time thereafter, contend that the Material Adverse Effect has ceased and that the suspension of this Agreement should, therefore, not occur or continue, then, unless the parties shall agree on the matter, the party so contending may refer the dispute to binding arbitration in accordance with Subparagraph (c) of Paragraph 32, provided that the sole issue to be determined by the arbitrator shall be whether or not the Material Adverse Effect has ceased or is continuing. If the arbitrator shall find that the Material Adverse Effect has ceased, the suspension of this Agreement shall cease as of the date of the arbitrator's decision and this Agreement shall be reinstated and in full force and effect but only as of the date of the arbitrator's decision. If this Agreement shall, pursuant to this Paragraph 21, be suspended for a continuous period of more than two years, then either party may, by written notice to the other, terminate this Agreement.

         22. INDEMNIFICATION BY SUPPLIER. Except as otherwise limited below, Customer and its officers, directors, employees, successors and assigns shall be indemnified and held harmless by Supplier from any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable legal costs and expenses) actually suffered or incurred by it or them (hereinafter a "Customer Loss"), actually arising out of or resulting from:

                  a) the breach of any representation, warranty, covenant or agreement by Supplier contained herein;

                  b) the consumption or use by any person of any products sold by Customer which include Products purchased by Customer from Supplier if such Products fail to meet the Specifications or otherwise fail to meet the quality standards set forth in Paragraph 13.


         Notwithstanding the foregoing, Supplier shall have no obligation to indemnify or hold harmless Customer to the extent such Customer Losses shall result from (i) the negligence of Customer, (ii) compliance with the Specifications, or (iii) the acts or omissions of employees or agents of Customer. The provisions of this Paragraph 22, relating to indemnification of Customer, shall not apply to Supplier's liability to Customer for Non-Specification Products, which is governed exclusively by the provisions of Paragraph 15.

         23. INDEMNIFICATION BY CUSTOMER. Except as otherwise limited below, Supplier and its officers, directors, employees, successors and assigns shall be indemnified and held harmless by Customer from any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgment and penalties (including, without limitation, reasonable legal costs and expenses) actually suffered or incurred by it or them (hereinafter a "Supplier Loss") actually arising out of or resulting from:

                  a) the breach of any representation, warranty, covenant or agreement by Customer contained herein;

                  b) the consumption or use by any person of any Products which meet the Specifications, provided that such Supplier Loss shall not have been caused by the adulterating, mispackaging or mislabeling of such Products by Supplier, within the meaning of applicable federal, state or local food and drug laws or regulations;

                  c) the negligence of Customer;

                  d) defects in the Specifications; or

                  e) the acts or omissions of employees or other agents of Customer while present in a Supplier Plant or otherwise.

         24. INDEMNIFICATION PROCEDURES.

                  a) For the purposes of this Paragraph 24, the term "indemnitee" shall refer to the person indemnified, or entitled, or claiming to be entitled to be indemnified, pursuant to the provisions of Paragraphs 22 or 23, as the case may be, and the term "indemnitor" shall refer to the person having the obligation to indemnify pursuant to such provisions. "Losses" shall refer to "Customer Losses" or "Supplier Losses", as the case may be.

                  b) An Indemnitee shall give written notice (a "Notice of Claim") to the Indemnitor within ten (10) business days after the Indemnitee has knowledge of any claims (including a Third Party Claim, as hereinafter defined) which could give rise to a right of indemnification under this Agreement. No failure to give such Notice of Claim shall affect the indemnification obligations of the Indemnitor hereunder, except to the extent Indemnitor can demonstrate such failure materially prejudiced such Indemnitor's ability to successfully defend the matter giving rise to the claim. The Notice of Claim shall state the nature of the claim, the amount of the Loss, if known, and the method of computation thereof, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises.

                  c) The obligations and liabilities of an Indemnitor under this Paragraph 24 with respect to Losses arising from claims of any third party that are subject to the indemnification provisions provided for in this Paragraph 24 ("Third Party Claims") shall be governed by and be contingent upon the following additional terms and conditions:

         The Indemnitee at the time it gives a Notice of Claim to the Indemnitor of the Third Party Claim shall advise the Indemnitor that it shall be permitted, at its option, to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice if it gives prompt notice of its intention to do so to the Indemnitee and confirms that the Third Party Claim is one with respect to which the Indemnitor is obligated to indemnify. In the event that Indemnitor exercises its right to undertake the defense against any such Third Party Claim as provided above, the Indemnitee shall cooperate with the Indemnitor in such defense and make available to the Indemnitor all witnesses, pertinent records, materials and information in its possession or under its control relating thereto as is reasonably required by the Indemnitor and the Indemnitee may participate through its own counsel and, subject to the proviso below, at its own expense in the defense of such Third Party Claim; provided, however, that in the event both the Indemnitee and the Indemnitor are named as parties and the Indemnitee shall in good faith determine that representation by the same counsel is inappropriate, the fees and expenses of the Indemnitee's separate counsel shall be at the expense of the Indemnitor. Similarly, in the event the Indemnitee is, directly or indirectly, conducting the defense against any such Third Party Claim, the Indemnitor shall cooperate with the Indemnitee in such defense and make available to it all such witnesses, records, materials and information in its possession or under its control relating thereto as shall be reasonably required by the Indemnitee and the Indemnitor may participate by its own counsel and at its own expense in the defense of such Third Party Action. Except for the settlement of a Third Party Claim which involves the payment of money only, no Third Party Claim may be settled by the Indemnitor without the written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed. No Third Party Claim may be settled by the Indemnitee without the written consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed.

         25. INSURANCE. During the term of this Agreement, Supplier shall maintain comprehensive general liability insurance of at least $10,000,000, with a deductible not to exceed $500,000, endorsed to cover the indemnifications contained in this Agreement. Customer shall maintain comprehensive general liability insurance of at least $10,000,000 with a deductible not to exceed $500,000 endorsed to cover the indemnifications contained in this Agreement. Upon the execution of this Agreement, Supplier and Customer shall furnish each other with certificates of insurance evidencing such coverages. Such certificates shall contain clauses for notification of both Supplier and Customer thirty days in advance of any cancellation, reduction or change in coverage.

         26. TRADEMARKS AND TRADE NAMES. Supplier shall have no right, title or interest in and to the trademarks or trade names of Customer. Supplier shall not use any of such trademarks or trade names except as authorized in writing by Customer.

         27. CONFIDENTIAL INFORMATION. The term "Confidential Information" as used herein shall mean (i) all information relating to the Specifications, (ii) all information contained in the Volume Forecasts, and (iii) all other sales volume information, Product distribution information, and other technical information disclosed by Customer to Supplier and designated in writing by Customer as "Confidential Information." Supplier shall hold the Confidential Information in confidence and shall use the same only for the purpose of manufacturing Products under this Agreement, provided that Supplier may disclose the Confidential Information to such of its employees who shall have a need to know same in order to carry out, in behalf of Supplier, Supplier's obligations under this Agreement. Upon the expiration or termination of this Agreement, Supplier shall return to Customer all such Confidential Information which shall be in written form, together with all copies thereof, and retain none for its files.

         The restriction in this Paragraph 27, relating to Confidential Information, shall not apply to such Confidential Information that (i) is or becomes available to the public or part of the public domain other than as a result of wrongful disclosure by Supplier, its employees, agents or representatives, (ii) was known by Supplier (without a non-disclosure obligation on the part of Supplier) before disclosure by Customer, its employees, agents or representatives, (iii) becomes known to Supplier from any source (except from parties obligated not to disclose same) other than Customer, its employees, agents or representatives, (iv) is approved for release by written authorization of Customer, or (v) shall be required by law to be disclosed. In the case of clause (v), Supplier shall promptly notify Customer before such Confidential Information is disclosed so that Customer may seek a protective order or other appropriate remedy or waive compliance with this Paragraph. In the event that such protective order or other remedy is not obtained, Supplier shall disclose only that portion of the Confidential Information it is legally required to disclose, as confirmed by a legal opinion of a nationally recognized law firm, and will exercise all reasonable efforts to assist Customer to obtain reliable assurance that confidential treatment will be accorded the Confidential Information, provided, however, that any such assistance rendered by Supplier, its agents and representatives, shall be at the sole cost and expense of Customer.

         28. RELATIONSHIP OF PARTIES. The parties hereto are independent contractors and engage in the operation of their own respective businesses and neither Supplier nor Customer shall be considered the agent of the other for any purpose whatsoever, and neither Supplier nor Customer has any authority to enter into any contracts or assume any obligations for the other or to make any warranties or representations on behalf of the other. Nothing in this Agreement shall be considered to establish a relationship of co-partners or joint venturers between Supplier and Customer.

         29. FORCE MAJEURE. If either Customer or Supplier is prevented from performing any of its obligations under this Agreement or is substantially delayed in such performance by reason of any cause beyond its reasonable control, including any governmental restrictions, act of God, riots, war, insurrections, fire, labor disputes, crop failure or other cases of force majeure, such party shall be excused from the performance of its obligations affected by the reasons referred to, or from the delay in such performance.

         30. GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California without regard to its provisions concerning conflicts or choice of law.

         31. ARBITRATION OF REFINING PREMIUM ADJUSTMENTS. In the event of a dispute between Supplier and Customer with respect to the annual adjustment of one or more Refining Premiums, as provided in Paragraph 9, if no settlement of the dispute is reached though mediation within ten (10) days after the beginning of the mediation, as provided in Paragraph 9, then either Supplier or Customer may apply to CPR (as defined in Paragraph 32) for arbitration of the dispute in accordance with the CPR Rules (as defined in Paragraph 32) and otherwise in accordance with the arbitration rules and procedures provided for in Paragraph 32 in the case of other disputes under this Agreement, except that the following special rules shall apply:

                  a) Subparagraph (a) of Paragraph 32 (informal dispute resolution) and Subparagraph (b) of Paragraph 32 (mediation) shall not apply, nor shall the sixty-five (65) day waiting period in the first sentence of Subparagraph (c) of Paragraph 32 apply. The arbitration proceedings shall commence upon the referral of the dispute to arbitration by either party after the expiration of the sixty (60) and thirty (30) day periods referred to in Paragraph 9.

                  b) Prior to the commencement of the arbitration each of Supplier and Customer shall communicate in writing to the arbitrator their respective positions concerning the appropriate Refining Premiums to be applicable to each Product under the Agreement for the Contract Year in question.

                  c) The determination of the arbitrator shall be limited solely to the issue of whether Supplier's or Customer's proposed Refining Premiums is the closest to the "Market Standard", as defined in Paragraph 9.

                  d) The fees and expenses of the arbitrator shall be borne solely by the losing party.

         32. GENERAL DISPUTE RESOLUTION PROVISIONS.

         The parties hereto desire to avoid all forms of traditional litigation, subject to the provision for preliminary injunctive relief described in Paragraph 32(d) below. Any dispute, controversy or claim of any nature whatsoever between the parties hereto arising out of or relating to this Agreement or the breach, termination or invalidity of this Agreement or any related agreements, whether in contract, tort or equity, or under any statute or regulation arising out of or relating to such agreements (a "Dispute"), shall be resolved in accordance with this Paragraph 32. All other remedies to which the parties (including their respective Affiliates) may otherwise have been entitled, whether at law or in equity, are hereby waived to the fullest extent allowed by law. The obligations under this Paragraph 32 shall survive termination of this Agreement.

         The preceding provision notwithstanding, if a Dispute arises out of third-party litigation against any party hereto, these procedures shall not be mandatory, and such party shall have the right to engage in such litigation with the third-party claimant and with each other concerning such Dispute. For purposes of this exception pertaining to Disputes arising out of third-party litigation, a third-party means a party (i) which is not an Affiliate of a party hereto, (ii) has no record or beneficial, financial, ownership or other significant interest in or with a party hereto and (iii) in which a party hereto has no record or beneficial, financial, ownership or other significant interest.

                  (a) Informal Dispute Resolution. The parties shall attempt in good faith to resolve any Dispute promptly by confidential negotiations between representatives of the parties with authority to settle the matter. All such negotiations shall be treated as compromise and settlement negotiations for purposes of the relevant rules of evidence. Any party making claim shall give the other party written notice that the party is invoking the dispute resolution procedures of this Paragraph 32 with respect to a specific Dispute. Within ten
(10) days after delivery of the written notice, the receiving party shall submit to the other a written response. The notice and the response shall include (a) a statement of each party's position and a summary of arguments supporting that position, and (b) the name of the person (s) who will represent that party and the name of any other person (and an indication, if applicable, that such other person is an attorney) who will accompany the representatives (s) to the meeting. Within thirty (30) days after delivery of the written notice, the representatives of both parties shall meet at a mutually acceptable time and place (or failing such agreement at Supplier's headquarters), or confer by telephone and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute.

                  (b) Mediation. If the Dispute has not been resolved by negotiation within forty-five (45) days of the initial written notice (or such longer time as the parties may agree), either party may notify the other that it intends to submit such Dispute to non-binding mediation under the then current model procedure for mediation of business disputes promulgated by CPR. In such event the parties shall mediate the Dispute. The parties shall promptly attempt to agree upon a reputable and experienced mediator. Failing agreement within five (5) days after the notice of intent to mediate has been given by a party hereto (or such longer time as the parties may agree), the mediator will be selected in accordance with the previously mentioned CPR procedure. Any such mediation process shall be concluded in Los Angeles, California and must be completed within seventy-five (75) days of delivery of the initial written notice unless otherwise agreed by the parties

                  (c)      Formal Dispute Resolution.

                           (i) Any Dispute which remains unresolved seventy-five
                  (75) days after delivery of the initial written notice shall be promptly resolved by final and binding arbitration. Such arbitration shall be conducted pursuant to the CPR Rules except to the extent herein otherwise provided. The place of arbitration shall be Los Angeles, California unless both parties agree to a different locale. There shall be a single neutral and impartial arbitrator appointed by CPR experienced in the subject matter of the Dispute and who has not had a material personal or financial relationship with either participant to the Dispute or any Affiliate of either participant in the preceding three years, to be selected in accordance with the CPR Rules. The arbitration shall be conducted in the English language, provided that a witness may testify in another language if the party calling such witness shall provide an interpreter at such party's expense. The arbitrator shall follow the laws of the State of California (without regard to conflict of law provisions) in resolving any Dispute, provided that any question concerning arbitrability shall be governed exclusively by the United States Arbitration Act as then in force. Each party hereby waives any right to and the arbitrator shall not have the power to award punitive, exemplary, double or treble damages. The award of the arbitrator shall be final and binding, and judgment on it may be entered in any court having jurisdiction. The parties agree that any decision or award resulting from proceedings in accordance with this dispute resolution provision shall have not preclusive or other effect in any other matter between the parties or involving a third-party.

                           (ii) The arbitrator may consolidate an arbitration
                  under this Agreement with any other arbitration between the parties to this Agreement if the subject of the Dispute arises out of or relates essentially to the same facts or transaction(s). No other person may be included in the arbitration of a Dispute, whether by consolidation, joinder or in any other manner, except by written consent of both parties to the Dispute.

                           (iii) Each party shall bear its own costs and
                  attorneys' fees, and the parties shall equally bear the fees, costs and expenses of the arbitrator and the arbitration proceedings; provided, however, that the arbitrator may exercise discretion to award costs and/or attorneys' fees to the prevailing party.


                  (d) Injunctive Relief. The parties agree that notwithstanding anything to the contrary contained herein, any party may seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss or damage; provided such party has commenced in good faith an informal dispute resolution proceeding pursuant to this Paragraph 32. The arbitrator once appointed shall have the power to modify or vacate such temporary restraining order or preliminary injunction or to issue a restraining order or injunction.

                  (e) Confidentiality. The dispute resolution proceedings contemplated by this Paragraph 32 shall be as confidential and private as permitted by law. To that end, the parties shall not disclose the existence, content or results of any proceedings conducted in accordance with this Paragraph 32, and materials submitted in connection with such proceedings shall be treated as confidential, and not be admissible in any other proceeding, provided, however, that this confidentiality provision shall not prevent a petition to vacate or enforce an arbitral award, and shall not bar disclosures required by law. Any decision or award resulting from proceedings in accordance with this Paragraph 32 shall have no preclusive effect in any matter involving third parties.

                  (f) Limitations Period. The statutes of limitation of the State of California shall be applicable to the arbitration of any Dispute hereunder just as if such arbitration were a lawsuit between the parties, except that all applicable statutes of limitation and defenses based upon the passage of time shall be tolled during the pendency of any informal dispute resolution or mediation under Subparagraphs 32(a) and (b) hereof. The parties shall take such action, if any, as may be required to effectuate the tolling provided for in this Subparagraph 32(f).

                  (g) Continued Performance. Each party is required to continue to perform its obligations under the Agreement pending final resolution of any dispute arising out of or relating to this Agreement.

                  (h) Certain Definitions. For purposes of Paragraph 31 and this Paragraph 32, the following definitions shall apply:

                           (i) "Affiliate" shall mean a person, form or
                  corporation, which directly or indirectly, alone or through one or more intermediaries, controls, or is controlled by, or is under common control with a party to this Agreement.

                           (ii) "CPR" shall mean the CPR Institute for Dispute
                  Resolution (formerly, the Center for Public Resources).

                           (iii) "CPR Rules" shall mean the Non-Administered
                  International Arbitration Rules promulgated by CPR.

         33. SEVERABILITY. If any portion of this Agreement shall be in violation of any applicable law, such paragraph or portion shall be inoperative, but the remainder of this Agreement shall remain valid and shall continue to bind the parties.

         34. ASSIGNMENTS. This Agreement shall be binding and inure to the benefit of each of the parties, their successors and assigns, provided that this Agreement may not be transferred or assigned by either party without the prior written consent of the other party.

         35. NOTICES. All notices permitted or required to be given by Customer and Supplier hereunder shall be given in the manner set forth in the Joint Venture Agreement.

         36. ENTIRE AGREEMENT. This Agreement, together with the Schedules attached hereto, contains all of the terms, warranties, representations, agreements, covenants, conditions, and provisions agreed upon by the parties with respect to the matters described herein. This agreement shall not be altered or changed unless the change shall be in writing and signed by authorized officials of both parties.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                            HARVEST STATES COOPERATIVE

                                            By: /s/ Merritt E. Peterson
                                                --------------------------------
                                            Name: Merritt E. Peterson
                                                 -------------------------------
                                            Title: Group Vice President
                                                  ------------------------------

                                            WILSEY-HOLSUM FOODS, L.L.C.
By: HARVEST STATES COOPERATIVE              By: WILSEY FOODS, INC.
    Member                                      Member

    By: /s/ James D. Tibbitts               By: /s/ Jack Davis
        ---------------------                   --------------------------------
        James D. Tibbitts                   Name: Jack Davis
        Senior Vice President                    -------------------------------
                                            Title: President and CEO
                                                  ------------------------------